================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (date of earliest event reported)              July 1, 2002

                         Commission file number: 0-20490

                        THE CARBIDE/GRAPHITE GROUP, INC.

             (Exact name of registrant as specified in its charter)

             Delaware                                       57-1575609
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                         One Gateway Center, 19th Floor
                              Pittsburgh, PA 15222
                    (Address of principal executive offices)

                                 (412) 562-3700
              (Registrant's telephone number, including area code)



                                      None
--------------------------------------------------------------------------------
           (former name or former address, if changed since last year)

  ITEMS 1, 2, 3, 4, 6, 8 AND 9

         Not applicable.

  ITEM 5.  OTHER EVENTS

         As previously disclosed under cover of a Current Report on Form 8-K, The Carbide/Graphite Group, Inc. (the Registrant) and its subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Western District of Pennsylvania (the "Bankruptcy Court") on September 21, 2001 in order to allow for an orderly consummation of the Registrant's proposed comprehensive restructuring.

         On April 1, 2002, the Registrant filed a Current Report on Form 8-K indicating that it had entered into a letter of intent (the "Letter of Intent") with Sun Capital Acquisition Corporation ("Sun") pursuant to which Sun would acquire all of the assets of the Registrant, on a debt-free basis, under a
Section 363 asset sale pursuant to the U.S. Bankruptcy Code for $35 million cash payable at closing and a $15 million term note payable to the secured lenders under the Registrant's revolving credit facilities (the Bank Group). The transaction contemplated by the Letter of Intent was conditioned upon, among other things, the completion of a satisfactory due diligence investigation by Sun, the execution of a definitive purchase agreement and approval by the Bankruptcy Court. The Registrant, Sun and the Bank Group have been unable to reach agreement on a definitive purchase agreement and, as a result, a transaction with Sun contemplated by the Letter of Intent is unlikely to occur. The Registrant in concert with the Bank Group will continue a process by which the assets of the Registrant would be sold, either in whole or in part.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
                  Not Applicable

         (b)      PRO FORMA FINANCIAL INFORMATION
                  Not Applicable

         (c)      EXHIBIT NO.
                  Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          THE CARBIDE/GRAPHITE GROUP, INC.

                                      By:   /s/ Walter B. Fowler
                                          -----------------------------------
                                              Walter B. Fowler - Chief Executive
                                              Officer


Dated:   July 1, 2002


                                      -3-